Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:
Alicia Davis
(248) 447-1781

Ed Lowenfeld
(248) 447-4380

Lear Reinstates Quarterly Cash Dividend at $0.25 Per Share

SOUTHFIELD, Mich., November 18, 2020 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today announced that its Board of Directors has reinstated the Company’s dividend, declaring a quarterly cash dividend on the Company’s common stock of $0.25 per share. The dividend is payable on December 29, 2020, to shareholders of record at the close of business on December 10, 2020.

"I am pleased to announce the reinstatement of our dividend,” said Gregory C. Smith, Lear’s Non-Executive Chairman. “Today’s action reflects the Board’s confidence in the Company’s financial position and outlook. The Board will continue to monitor Lear’s financial performance, and we expect to increase the dividend over time as industry conditions and, correspondingly, our financial outlook improve.”

Earlier this year, Lear announced a series of actions, including pay reductions and the suspension of its dividend and share repurchase programs, to preserve liquidity and ensure its financial flexibility as part of the Company’s initial response to COVID-19. In the third quarter, the Company began to reverse certain of these austerity measures for employees other than its Named Executive Officers and its Board members, as industry production recovered and financial performance improved.

Effective with today’s announcement to resume the dividend, Lear will resume paying its Named Executive Officers and Board members at the same levels in place prior to the pay reductions announced in mid-April. The Company expects to repay all amounts deferred by its salaried employees by the end of 2020. Incremental pay reductions for Named Executive Officers and Board members will not be repaid.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended April 4, 2020, July 4, 2020 and October 3, 2020, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of COVID-19 on the Company's business and the global economy, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 39 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks #166 on the Fortune 500. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation.

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